Exhibit (14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 of our reports dated February 16, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Report to Shareholders of the TimesSquare VP Money Market Fund and the TimesSquare VP Core Plus Bond Fund, which are also incorporated by reference into the Registration Statement.

Boston, Massachusetts

March 11, 2005